Exhibit 10.2

GENERAL RELEASE

This Separation Agreement/General Release (“Agreement”) is made by and between OP Bancorp/Open Bank, (including each of the Releasees referenced below unless otherwise noted) (the “Company”) and Steve Park (“Employee”) in complete, final, and binding settlement of all claims and potential claims, if any, with respect to their employment relationship. The Company and Employee may collectively be referred to herein as the “Parties.”

ONE: Agreement

This Agreement is based upon the following:

A.       Employee and Company have agreed to terminate their employment relationship. Although the Company has no obligation to provide the Employee with any kind of separation pay, it is prepared to assist the Employee with his employment transition.

B.       Employee’s last day of employment with the Company is October 15, 2020 (the “Termination Date”). The Parties agree that Employee has no authority to act on behalf of the Company after the Termination Date. On the Termination Date, the Company will pay all accrued salary, and all accrued and unused PTO earned through the Termination Date, subject to all required payroll deductions and withholding. The Employee is entitled to these payments regardless of whether or not he signs this Agreement.

TWO: Consideration

A.       Separation Pay.   Employee shall  be paid a Separation Pay of $285,000, the equivalent of 1 year of Employee’s current base salary, less standard payroll deductions and withholding, pursuant to the Agreement’s terms, after the date of the expiration of any and all applicable revocation periods specified in Paragraph FIVE below (provided that Employee has not exercised any applicable revocation right specified in Paragraph FIVE). The Separation Pay is in the nature of severance pay and not for any work performed for the Company, and therefore shall not result in the accrual or payment of holiday pay, vacation pay, accrual of any kind of similar benefit, or any other additional benefits.

B.       COBRA. The Employee’s group health insurance will cease on October 31, 2020. The Company will pay Employee’s health insurance premium for the plans equaling his current tier/coverage to continue through April 30, 2021, in accordance with the federal Consolidated Omnibus Budget Reconciliation Act.

C.       No Further Compensation.  The separation payment provided under this Section TWO shall be referred to as “Severance Payment.” Employee acknowledges and agrees that, except for the Severance Payment, Employee is not entitled to earn or receive any further compensation, payments or benefits from the Company (including, without limitation, vacation pay, sick pay, floating holiday pay, or any other Company benefits), whether it be for the period of Employee’s employment prior to the Termination Date or otherwise.   Employee further

acknowledges and agrees that but for this Agreement, Employee would not be entitled to the

Severance Payment.

THREE: Complete Release

A.       General Release.   As a material inducement to the Company to enter into this Agreement and to provide the Severance Payment, Employee hereby irrevocably and unconditionally releases, waives and discharges the Company and each and all of the Company’s owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, former employees, representatives, attorneys, accountants, benefit plans, insurers, parent companies, divisions, subsidiaries, affiliates (and owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, accountants, benefit plans and insurers of such parent companies, divisions, subsidiaries and affiliates) and all persons acting by, through, or under or in concert with any of them (collectively “Releasees”) from any and all individual, class, and/or representative claims, causes of action, demands, complaints and liabilities (including but not limited to attorney’s fees) of any kind whatsoever, whether now known or unknown, suspected or claimed, which Employee has or may claim to have against any Releasee relating to or arising out of any matter or thing which occurred on or prior to the date of execution of this Agreement, including, without limitation, any and all individual, class, and/or representative claims arising out of or relating to Employee’s employment with the Company and/or Employee’s employment separation. The released, waived, and discharged claims also include, but are not limited to individual, class and/or representative claims of any kind for unfair competition, wrongful discharge, constructive discharge, defamation, invasion of privacy, infliction of emotional distress, misrepresentation or fraudulent inducement, breach of any express or implied contract, claims arising under any Company handbook, manual, policy, or practice, any other claims for severance pay, attorney’s fees and costs, expenses, bonuses, back pay, future wage loss, and front pay, claims for wages, overtime, compensation, commissions, bonuses, or pay of any kind purportedly due to Employee for work performed during any and all periods of time prior to the date of this Agreement, as well as all associated liquidated damages, premiums, penalties, and interest, whether such claims are known or unknown, under any theory of law, including state law and federal law, claims for benefits under any employee benefit plan or program, claims for a breach of an implied covenant of good faith and fair dealing, claims for interference with contract, negligence, or claims under any other federal, state, municipal, or local insurance, human rights, civil rights, wage-hour, pension, or labor laws, rules or regulations, public policy, contract or tort laws, or any claim of retaliation under such laws, or any claim arising under common law, or under the constitution or any amendments thereto, or any other claim which could be asserted against the Releasee(s) or which arise out of the Employee’s employment relationship with the Company or the termination of that employment relationship.

B.       Release of Federal & State Statutes. The released, waived, and discharged claims also include, but are not limited to, all individual, class and/or representative claims of any kind arising under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act; the Equal Pay Act; the Employee Retirement Income Security Act (ERISA), as amended; the Age Discrimination in Employment Act of 1974, as amended; the Family and Medical Leave Act; the Fair Labor Standards Act; the Worker Adjustment and Retraining Notification Act (WARN Act); the Reconstruction Era Civil Rights Act, as amended; the Sarbanes-Oxley Act; the Occupational Safety and Health Act; the Health Insurance Portability

and Accountability Act; the California Fair Employment and Housing Act; the California Family Rights Act; the California Labor Code (including, without limitation, Section 132a and Sections 1400-1408); the California Business & Professions Code Section 17200 et seq.; or any other federal, state, municipal and/or local statutes, regulations, or ordinances of any kind.

C.       Release of Monetary Recovery for Claims Brought on Employee’s Behalf. This release covers not only any and all individual, class and/or representative claims Employee ever had or now has against any Releasee, but it also covers any such claim for a monetary recovery asserted on Employee’s behalf by any other person or entity, including, without limitation, any government agency, and Employee waives the right to any such monetary recovery.

D.       To the extent Employee releases persons or entities not signatory to this Agreement, Employee acknowledges and agrees that Employee’s general release is made for each of their benefit and use.

E.       The Company and Employee acknowledge and agree that Employee’s general release does not cover any claims that cannot lawfully be waived or released by Employee.

FOUR: Waiver of Known and Unknown Claim, Including A Specific Waiver of

California Civil Code Section 1542

Employee expressly waives all rights afforded by any statute (such as Section 1542 of the Civil Code of the State of California or any other comparable state statute) which limits the effect of a release with respect to unknown claims.   Employee understands the significance of Employee’s release of unknown claims and Employee’s waiver of statutory protection against a release of unknown claims (such as under Section 1542 of the California Civil Code or under any other comparable state statute). For instance, Employee expressly waives any and all rights and benefits under Section 1542 of The Civil Code of the State of California, which states as follows:

A GENERAL   RELEASE   DOES   NOT   EXTEND   TO   CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee hereby specifically acknowledges and agrees that Employee’s waiver of known and unknown claims and of Section 1542 of the Civil Code of the State of California is knowing and voluntary.

FIVE: Acknowledgment   of   Rights   and   Waiver   of   Claims   Under   the   Age

Discrimination In Employment Act (“ADEA”)

Employee acknowledges and agrees that Employee is knowingly and voluntarily waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of

1967 (“ADEA”) and pursuant to the Older Workers Benefit Protection Act. Employee also acknowledges that the consideration given for the waiver and release in this Agreement is in addition to anything of value to which Employee already is entitled, and that, but for this

Agreement, Employee would not be entitled to the consideration set forth in Section TWO of this Agreement. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee’s waiver and release does not apply to any claims that arise after Employee’s execution of this Agreement; (b) Employee should consult with an attorney prior to executing this Agreement; (c) Employee has twenty-one (21) calendar days from Employee’s receipt of the Agreement to consider this Agreement (although Employee may by Employee’s own choice execute this Agreement earlier, but may not execute this agreement before Employee’s last day of work for the Company); (d) changes to the terms of the Agreement, whether material or immaterial, will not restart this twenty-one (21) day period; (e) Employee has seven (7) calendar days following Employee’s execution of this Agreement to revoke it in writing; and (f) this Agreement shall not be effective and enforceable unless and until the seven (7) day revocation period has expired without revocation of the Agreement by Employee (“Effective Date”). Employee may revoke this Release within seven (7) calendar days only by giving the Company formal, written notice of Employee’s revocation of this Release (by Certified Mail) to Attention: Min J. Kim 1000 Wilshire Blvd. Ste. 500, Los Angeles, CA 90017. Such notice must be received by the Company before the expiration of the seven (7) day revocation period referenced above.

SIX: Non Admission of Liability

Neither the transfer of any consideration, the doing of any of the acts referred to in this Agreement, nor anything else contained herein shall be taken or construed to be an admission on the part of the Parties, or any of them, of any wrongdoing, claims, liabilities, obligations, damages, losses or expenses that could have been asserted in any claim, demand, debt, account, cause of action and/or obligation of any kind whatsoever.

SEVEN: Non-Disparagement; Survival

A.       Employee shall not engage in any disparagement or vilification of the Releasees, and shall refrain from making any false, negative, critical or disparaging statements, implied or expressed, concerning the Releasees, including regarding management style, methods of doing business, the quality of products and services, role in the community, or treatment of employees. Employee shall do nothing that would damage the Company’s business reputation or goodwill.

B.       Employee acknowledges and agrees that Article VIII and Article IX of the Plan survive termination of Employee’s employment and remain in full force and effect.

EIGHT: Covenant Not to Sue

A.       A “covenant not to sue” is a legal term that means Employee promises not to file a lawsuit in court. It is different from the release of claims and waiver of rights contained above. Besides waiving and releasing the claims covered above, Employee shall never sue the Releasees in any forum for any reason covered by the Release. Notwithstanding this covenant not to sue, Employee may bring a claim against the Company to enforce this Agreement, to challenge the validity of this Agreement under the ADEA or for any claim that arises after execution of this Agreement. If Employee sues any of the Releasees in violation of this Agreement, Employee shall be liable to them for their reasonable attorneys’ fees and costs (including the costs of experts, evidence, and counsel) and other litigation costs incurred in defending against Employee’s suit. In addition, if Employee sues any of the Releasees in violation of this Agreement, the Company can require Employee to return all but a sum of $100 of the Severance Pay, which sum is, by itself, adequate consideration for the promises and covenants in this Agreement. In that event, the Company shall have no obligation to make any further Severance Payments.

B.       Notwithstanding the foregoing, Employee is not waiving the right to report possible securities law violations to the Securities and Exchange Commission and other governmental agencies or the right to receive any resulting whistleblower awards.

C.       If Employee  has previously filed any lawsuit against any of the Releasees, Employee shall immediately take all necessary steps and execute all necessary documents to withdraw or dismiss such lawsuit to the extent Employee’s agreement to withdraw, dismiss, or not file a lawsuit would not be a violation of any applicable law or regulation.

NINE: Entire Agreement

The Plan and this Agreement supersedes any and all prior agreements or understandings between the Employee and the Company. This Agreement may only be amended or modified by a written document signed by the Employee and the Company. Employee acknowledges and agrees that the Company has made no representations or promises to Employee other than those expressly set forth in this Agreement.

TEN: Right to Consult an Attorney

Employee acknowledges and agrees that Employee (i) has been advised and is hereby advised to consult with an attorney prior to signing this Agreement; and (ii) is signing this Agreement knowingly and voluntarily after having had the opportunity to consult with Employee’s independent legal counsel, with the intent to be legally bound by its terms.

ELEVEN: Future Cooperation

In connection with any and all claims, disputes, negotiations, governmental, internal or other investigations, lawsuits, or administrative proceedings (the “Legal Matters”) involving the Company or any affiliate, or any of their current or former officers, employees or board members (collectively, the “Disputing Parties” and, individually, each a “Disputing Party”), Employee shall make himself/herself reasonably available, upon reasonable notice from the Company and without the necessity of subpoena, to provide information and documents, provide declarations and statement regarding a Disputing Party, meet with attorneys and other representatives of a Disputing Party, prepare for and give depositions and testimony, and otherwise cooperate in the investigation, defense, and prosecution of any and all such Legal Matters, as may, in the good faith and judgment of the Company, be reasonably requested. The Company shall consult with Employee and make reasonable efforts to schedule such assistance so as not to materially disrupt Employee’s business and personal affairs. The Company shall reimburse all reasonable expenses incurred by Employee in connection with such assistance, including travel, meals, rental car, and hotel expenses, if any; provided such expenses are approved in advance by the Company and are documented in a manner consistent with expense reporting policies of the Company as may be in effect from time to time.

TWELVE: Enforcement

Employee stipulates that breach by Employee of restrictions and requirements under this Agreement will cause irreparable damage to the Releasees in the case of Employee’s breach and that the Company would not have entered into this Agreement without binding Employee to these restrictions and requirements. In the event of Employee’s breach of this Agreement, in addition to any other remedies the Company may have, and without bond and without prejudice to any other rights and remedies that the Company may have for Employee’s breach of this Agreement, the Company shall be relieved of any obligation to provide Severance Payment and shall be entitled to an injunction to prevent or restrain any such violation by Employee and all persons directly or indirectly action for or with Employee. Employee stipulates that the restrictive period for with the Company is entitled to an injunction shall be extended in for a period that equals the time period during which Employee is or has been in violation of the restrictions contained herein.

THIRTEEN: Miscellaneous

A.       In the event that either Party commences mediation, arbitration, or litigation to enforce or protect such Party’s rights under this Agreement, the prevailing Party in any such action shall be entitled to recover reasonable attorneys’ fees and costs (including the costs of experts, evidence, and counsel) and other costs relating to such action, in addition to all other entitled relief, including damages and injunctive relief.

B.       Should any portion of this Agreement be declared or determined by any court or arbitrator to be illegal, invalid or unenforceable, the illegal, invalid, or unenforceable portion of this Agreement shall be interpreted as narrowly as possible and shall be deemed stricken and severed from this Agreement, and all other parts, terms, provisions and portions of this Agreement shall remain unaffected and shall be given full force and effect.

C.       This Agreement may be executed and delivered in two or more counterparts, each of which when so executed and delivered shall be deemed original, but such counterparts together shall constitute one and the same instrument.

D.        The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any Party, and shall be construed without any consideration as to which Party drafted it.

E.       The titles of various sections in this Agreement are intended solely for convenience of reference, and are not intended and shall not be deemed for any purpose whatsoever to modify, explain or place construction upon any of the provisions of this Agreement and shall not affect the meaning or interpretation of this Agreement.

EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS HAD A REASONABLE AMOUNT OF TIME TO REFLECT ON AND CONSIDER SIGNING THIS AGREEMENT,  THAT EMPLOYEE HAS CAREFULLY   READ AND CONSIDERED THIS AGREEMENT, THAT EMPLOYEE FULLY UNDERSTANDS ITS FINAL AND BINDING EFFECT, THAT THE ONLY PROMISES MADE  TO EMPLOYEE TO SIGN THIS AGREEMENT ARE THOSE STATED AND CONTAINED IN THIS AGREEMENT, AND THAT EMPLOYEE IS SIGNING THIS AGREEMENT KNOWINGLY   AND VOLUNTARILY, AFTER HAVING HAD THE OPPORTUNITY FOR  CONSULTATION WITH INDEPENDENT LEGAL COUNSEL, WITH THE INTENT TO BE LEGALLY BOUND BY ITS TERMS.

Employee	OP Bancorp/Open Bank

By:
Steve Park	Name: Min J. Kim
Title: President & Chief Executive Officer
Date signed:	Date signed: